UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2008

Date of Report (Date of earliest event reported)

APPLIED BIOSYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 840-2000

(Registrant’s telephone number, including area code)

Applera Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

(a)    On July 24, 2008, we announced financial results for the fourth quarter of our 2008 fiscal year and for our full 2008 fiscal year. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of our press release issued on July 24, 2008, announcing these financial results.

Item 8.01.	Other Events.

The information contained in Item 2.02 above is incorporated by reference into this Item 8.01.

FORWARD LOOKING STATEMENTS

Some statements made by Applied Biosystems Inc. (formerly Applera Corporation, the “Company”) or Invitrogen Corporation (“Invitrogen”) contained in, or incorporated by reference in, this communication are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the SEC. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q. We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial. Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger contemplated in the Agreement and Plan of Merger, dated as of June 11, 2008, among Invitrogen, Atom Acquisition, LLC and the Company, Invitrogen will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Invitrogen. The Company and Invitrogen will mail the joint proxy statement to their respective stockholders. Investors and security holders are urged to read the joint proxy statement when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement (when available) and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov. The joint proxy statement (when it is available) and the other documents may also be obtained for free at the Company’s website at http://www.appliedbiosystems.com or at Invitrogen’s website at http://www.invitrogen.com.

PARTICIPANTS IN THE SOLICITATION

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the merger will be set forth in the joint proxy statement when it is filed with the SEC. You can find information about Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on September 6, 2007. You can find information about Invitrogen’s executive officers and directors in its definitive proxy statement filed with the SEC on March 5, 2008. You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued July 24, 2008, announcing our financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED BIOSYSTEMS INC.

By:	/s/ Dennis L. Winger
Dennis L. Winger
Senior Vice President and Chief Financial
Officer

Dated: July 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued July 24, 2008, announcing our financial results.